UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 14, 2026

Bimini Capital Management, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-32171	72-1571637
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3305 Flamingo Drive, Vero Beach, Florida 32963
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (772) 231-1400

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 14, 2026, Richard H. Parry was appointed as a Class II director of the Company with a term expiring at the annual meeting of stockholders in 2029.

Mr. Parry, 68, is currently the President and Chief Investment Officer of Tom Johnson Investment Management, LLC (“TJIM”), an 80%-owned subsidiary of the Company. He has held this position since 2003. He began his investment career in 1981, working with other TJIM principals in the Trust Investments department of First National Bank and Trust Company, which later became First Investment Management Corporation, a subsidiary of First Interstate Bank of Oklahoma City. He received his Bachelor of Science Degree in Business from the University of Colorado with an emphasis in international business and his MBA from Oklahoma City University. He is a CFA® charterholder, past adjunct Professor for Oklahoma City University, and past President of the Oklahoma Society of Financial Analysts. Currently, he serves on the Board of Directors of the Oklahoma Medical Research Foundation and was previously a board member of Oklahoma City University, Dean McGee Eye Institute Foundation, Economic Club of Oklahoma, and Rotary Club 29 Foundation.

There are no arrangements or understandings between Mr. Parry and any other persons pursuant to which Mr. Parry was appointed to the Board. Mr. Parry has a direct material interest in the Company’s April 1, 2026 acquisition of eighty percent (80%) of the fully diluted equity interests of TJIM (the “TJIM Acquisition”), for a purchase price of $12,318,492, from trusts affiliated with Mr. Parry and his wife. A trust affiliated with Mr. Parry retains an equity interest in TJIM. Mr. Parry entered into an employment agreement with TJIM in connection with the TJIM Acquisition. Additional information regarding the TJIM Acquisition can be found in the Company’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on April 2, 2026.

In addition, Nicholas J. Pointer, the son-in-law of Mr. Parry, is employed as Vice President, Portfolio Manager and Trader of TJIM. Mr. Pointer’s aggregate annual compensation from TJIM exceeds $120,000. Mr. Pointer’s compensation is determined in the ordinary course consistent with standard practices for similarly situated employees. Other than as described in this Current Report on Form 8-K, there are no transactions since the beginning of the Company’s last fiscal year, or currently proposed transactions, in which the Company was or is to be a participant and in which Mr. Parry had or will have a direct or indirect material interest that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

As an employee of the Company, Mr. Parry will not be separately compensated for his service as director; however, he may be reimbursed for out-of-pocket expenses incurred in attending conferences or educational seminars that relate to his Board service, consistent with the Company’s practice. Mr. Parry is not expected to serve on a committee of the Board at this time.

On September 14, 2026, the Company issued the press release attached hereto as Exhibit 99.1 announcing Mr. Parry’s appointment. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or deemed incorporated by reference in any disclosure document of the Company, except as shall be expressly set forth by specific reference in such document.

ITEM 9.01.   EXHIBITS.

(d)         Exhibits

Exhibit 99.1 ― Press Release dated September 14, 2026

Exhibit 104 – Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 14, 2026		BIMINI CAPITAL MANAGEMENT, INC.

	By:	/s/ Robert E. Cauley
Robert E. Cauley
Chairman and Chief Executive Officer